Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results with Record Quarterly Revenue and Adjusted EBITDA(1) and Revises Upwards 2026 Financial Guidance Ranges

•	Total Company Revenue increased 25.0% to a quarterly record of $622.7 million in the second quarter of 2026 from $498.2 million in the second quarter of 2025
•	Revenue from the Digital Health reportable segment (inclusive of intersegment revenue) increased 56.5% to a quarterly record of $32.4 million in the second quarter of 2026 from $20.7 million in the second quarter of 2025; Annual Recurring Revenue(4) (ARR) increased from $53.5 million at June 30, 2025 to $105.5 million at June 30, 2026 and sequentially increased from $96.9 million at March 31, 2026
•	Total Company Adjusted EBITDA(1) was a quarterly record of $99.7 million in the second quarter of 2026 as compared with $81.2 million in the second quarter of 2025, an increase of 22.7%; Digital Health reportable segment Adjusted EBITDA(1) was $2.5 million in the second quarter of 2026 compared with $3.4 million in the second quarter of 2025, the result of continued infrastructure investments to fuel growth
•	Imaging Center Segment Adjusted EBITDA(1) margin increased by 17 basis points to 16.1% in the second quarter of 2026 from 16.0% in the second quarter of 2025
•	Adjusting for unusual or one-time items, Adjusted Earnings(3) was $23.2 million and Adjusted Earnings Per Share(3) was $0.29 for the second quarter of 2026 as compared with Adjusted Earnings(3) of $25.7 million and Adjusted Earnings Per Share(3) of $0.34 for the second quarter of 2025
•	As a percentage of total procedural volumes, advanced imaging increased by 238 basis points to 29.9% in the second quarter of 2026 from 27.5% in the second quarter of 2025
•	In the second quarter of 2026, aggregate advanced imaging (MRI, CT and PET/CT) procedural volumes increased 21.2% and same-center advanced imaging procedural volumes increased 9.6% as compared with the second quarter of 2025
•	As of June 30, 2026, balance sheet cash was $726.3 million and Net Debt to Adjusted EBITDA(1) Ratio(5) was 1.8x
•	RadNet revises full-year 2026 Imaging Center guidance levels with increases to Revenue, Adjusted EBITDA(1) and Free Cash Flow(2) and reaffirms all Digital Health guidance ranges

LOS ANGELES, California, August 9, 2026 – RadNet, Inc. (NASDAQ: RDNT) (“RadNet” or the “Company”), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 442 owned and operated outpatient imaging centers, today reported financial results for its second quarter of 2026.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “The Imaging Center and Digital Health reportable operating segments continue to demonstrate strong growth and achieve record quarterly results. In the second quarter of 2026, Total Company Revenue grew 25.0% and Digital Health segment Revenue increased 56.5% from last year’s same quarter. Growth was driven by strong increases in aggregate and same center procedural volumes, the contribution from recent acquisitions, a continuing shift in procedural volumes towards advanced imaging and incremental Digital Health sales and licenses of Enterprise Imaging and AI solutions.”

1

Dr. Berger continued, “Within the Imaging Center operating segment, we continue to have success in driving more advanced imaging procedures and increasing advanced imaging capacity through a variety of operating and Digital Health technology initiatives. Aggregate advanced imaging procedural volumes increased 21.2% and same-center advanced imaging procedural volumes increased 9.6% as compared with the second quarter of 2025. The disproportionally higher growth in MR, CT and PET/CT relative to routine imaging contributed to a 238 basis point shift in RadNet’s advanced imaging procedural volume mix as compared with the same quarter last year, increasing from 27.5% in last year’s second quarter to 29.9% in the second quarter of 2026. This favorable business mix shift contributed to a 16.1% Adjusted EBITDA(1) margin for the Imaging Center segment during this year’s second quarter, a 17 basis point improvement as compared with last year’s second quarter.”

“The Digital Health division continues to make significant progress. At June 30, 2026, ARR was $105.5 million, an increase of 97.2% from June 30, 2025 and an increase of 8.9% sequentially from March 31, 2026. ARR generated by external (non- RadNet) customers now comprises approximately 63% of Digital Health Revenue. During the second quarter, we signed new business with Total Contract Value of approximately $21 million, bringing our six-month new business Total Contract Value to approximately $37 million. The majority of our new business is with hospitals and health systems and spans the full breadth of DeepHealth AI and Enterprise Imaging solutions. On the regulatory front, at the end of July, DeepHealth’s breast ultrasound AI solution was cleared by the FDA. We expect to implement this solution across RadNet’s breast imaging centers by year-end and anticipate both Revenue and cost savings contributions in the second half of this year from the roll-out,” added Dr. Berger.

Dr. Berger continued, “Our joint venture business continues to grow. As of the end of the second quarter, 157 of our 442 locations (or approximately 36%) were held within health system partnerships. During the second quarter, we announced a multi-site joint venture in Boise, Idaho with Trinity Health’s Saint Alphonsus Health System to initially include the operations of five multimodality outpatient imaging centers. As part of the relationship, our contracted radiology group, Gem State Radiology, and the Saint Alphonsus hospitals in Boise will be adopting a variety of DeepHealth solutions including Diagnostic Suite, Reporting Pro, AI Studio and various clinical AI.”

“Given the positive trends within the industry and RadNet’s strong financial performance of the second quarter, we are revising upwards 2026 Imaging Center guidance levels for Revenue, Adjusted EBITDA(1) and Free Cash Flow(2) in anticipation of financial results that we believe will exceed both our original expectations and the amendments we made to the guidance ranges upon releasing first quarter 2026 results in May,” concluded Dr. Berger.

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Second Quarter Financial Results

For the second quarter of 2026, RadNet reported Total Company Revenue of $622.7 million and Adjusted EBITDA(1) of $99.7 million. Revenue increased $124.5 million (or 25.0%) and Adjusted EBITDA(1) increased $18.4 million (or 22.7%) as compared with the second quarter of 2025.

For the second quarter of 2026, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $32.4 million and Adjusted EBITDA(1) of $2.5 million. Revenue increased $11.7 million (or 56.5%) and Adjusted EBITDA(1) decreased $0.9 million (or 27.2%) as compared with the second quarter of 2025. The decrease in Digital Health Adjusted EBITDA(1) resulted predominantly from investments in headcount to fuel growth in sales, marketing, customer service and implementation teams. At June 30, 2026, Annual Recurring Revenue(4) (ARR) for Digital Health was $105.5 million, as compared with $53.5 million as of June 30, 2025.

Unadjusted for unusual or one-time items impacting the second quarter of 2026, Total Company Net Income for the second quarter of 2026 was $7.5 million as compared with a Total Company Net Income of $14.5 million for the second quarter of 2025. Net Income Per Share for the second quarter of 2026 was $0.10, compared with a Net Income per share of $0.19 in the second quarter of 2025, based upon a weighted average number of diluted shares outstanding of 78.7 million shares in 2026 and 75.5 million shares in 2025.

There were a number of unusual or one-time items impacting the second quarter including: $0.5 million expense related to leases for de novo facilities under construction that have yet to open their operations; $5.1 million of non-capitalized research and development expenses with respect to DeepHealth solutions; $6.8 million of Intangibles amortization within the Digital Health division primarily related recent acquisitions; $1.3 million of lease abandonment charges; $6.6 million of acquisition transaction costs; $3.2 million gain on the change in contingent consideration related to recent acquisitions; and $3.4 million loss from debt restructuring and extinguishment related to our recent debt repricing transaction. Adjusting for the above items, Total Company Adjusted Earnings(3) was $23.2 million and diluted Adjusted Earnings Per Share(3) was $0.29 during the second quarter of 2026. This compares with Total Company Adjusted Earnings(3) of $25.7 million and diluted Adjusted Earnings Per Share(3) of $0.34 during the second quarter of 2025.

For the second quarter of 2026, as compared with the prior year’s second quarter, MRI volume increased 21.0%, CT volume increased 20.9%, PET/CT volume increased 31.0% and routine imaging (inclusive of nuclear medicine, ultrasound, mammography, x-ray and other exams) increased 7.9% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2026 and 2025, MRI volume increased 10.2%, CT volume increased 8.6%, PET/CT volume increased 8.8% and routine imaging increased 1.7% over the prior year’s second quarter.

Six Month Financial Results

For the first six months of 2026, RadNet reported Total Company Revenue of $1,198 million and Adjusted EBITDA(1) of $162.9 million. Revenue increased $228.7 million (or 23.6%) and Adjusted EBITDA(1) increased $35.3 million (or 27.6%) as compared with the first six months of 2025.

For the first six months of 2026, RadNet reported Digital Health Revenue (inclusive of intersegment revenue) of $61.5 million and Adjusted EBITDA(1) of $3.8 million. Revenue increased $21.6 million (or 54.1%) and Adjusted EBITDA(1) decreased $3.3 million (or 46.9%) as compared with the first six months of 2025.

Unadjusted for one-time or unusual items, Total Company Net Loss for the first six months of 2026 was $25.9 million as compared with a Total Company Net Loss of $23.5 million for the first six months of 2025. Net Loss Per Share for the six-month period of 2026 was $(0.33), compared with a Net Loss per share of $(0.32) in the six-month period of 2025, based upon a weighted average number of diluted shares outstanding of 77.4 million shares in 2026 and 74.1 million shares in 2025.

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2026 Guidance Update

RadNet updates guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results
Total Net Revenue	$2,325 - $2,375 million	$2,355 - $2,405 million	$2,370 - $2,420 million
Adjusted EBITDA(1)	$335 - $348 million	$340 - $353 million	$345 - $358 million
Capital Expenditures(a)	$165 - $175 million	$165 - $175 million	$165 - $175 million
Cash Interest Expense(b)	$45 - $50 million	$45 - $50 million	$48 - $53 million
Free Cash Flow (2)	$105 - $115 million	$112 - $122 million	$115 - $125 million

(a)	Net of proceeds from the sale of equipment and New Jersey Imaging Network capital expenditures.
(b)	Net of payments from counterparties on interest rate swaps and interest income from our cash balance recorded in Other Income.

Digital Health Segment

	Original Guidance Range	Revised Guidance Range After Q1 Results	Revised Guidance Range After Q2 Results
Total Net Revenue (inclusive of intersegment revenue)	$135 - $145 million	$135 - $145 million	$135 - $145 million

Adjusted EBITDA(1) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$10 - $12 million	$10 - $12 million	$10 - $12 million

Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$17 - $19 million	$17 - $19 million	$17 - $19 million

Capital Expenditures	$9 - $12 million	$9 - $12 million	$9 - $12 million

Free Cash Flow(2) Before Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(1) - $3 million	$(1) - $3 million	$(1) - $3 million

Free Cash Flow(2) After Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	$(17) - $(19) million	$(17) - $(19) million	$(17) - $(19) million

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Conference Call for Tomorrow

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2026 results on Monday, August 10th, 2026 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, August 10, 2026

Time: 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time)

Dial In-Number: 844-744-1280

International Dial-In Number: 412-564-6465

It is recommended that participants dial in approximately 5 minutes prior to the start of the call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1770869&tp_key=f4d7c2481f or http://www.radnet.com under the “News” menu section of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10210872.

About RadNet, Inc.

RadNet, Inc. is a leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of owned and operated outpatient imaging centers. RadNet’s markets include Arizona, California, Delaware, Florida, Idaho, Indiana, Maryland, New Jersey, New York, Texas and Virginia. In addition, RadNet provides radiology information technology and artificial intelligence solutions marketed under the DeepHealth brand, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with contracted radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has a total of over 11,000 employees. For more information, visit http://www.radnet.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, guidance and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the impact of a pandemic, significant deterioration in the broader economy, severe acts of nature or other exogenous factors on our business, suppliers, payors, customers, referral sources, partners, patients and employees;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers’ abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.
•	With respect to mergers and acquisitions: (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the merger or acquisition agreement or the inability to complete the proposed transaction on the anticipated terms and timetable, (2) the inability to complete the proposed transaction due to any applicable regulatory approval that may be required for the proposed transaction that is delayed, that is not obtained or that is obtained subject to conditions that are not anticipated, (3) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the ability to maintain relationships with its customers, patients, payers, physicians, and providers and retain its management and key employees, (4) the ability of RadNet following the proposed transaction to achieve the synergies contemplated by the proposed transaction or such synergies taking longer to realize than expected, (5) costs related to the proposed transaction, (6) the ability of RadNet following the proposed transaction to execute successfully its strategic plans, (7) the ability of RadNet following the proposed transaction to promptly and effectively integrate the target into its business, (8) the risk of litigation related to the proposed transaction, (9) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters, (10) the risk of legislative, regulatory, economic, competitive, and technological changes, (11) risks relating to the value of RadNet’s securities to be issued in the proposed merger, and (12) the effect of the announcement, pendency or completion of the proposed transactions on the market price of RadNet’s common stock.

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The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in RadNet’s filings with the United States Securities and Exchange Commisssion (the “SEC”), including the risk factors discussed in RadNet’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and future filings with the SEC.

Any forward-looking statement contained in this release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company’s financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

7

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$726,272	$767,215
Accounts receivable	241,845	200,317
Due from affiliates	6,863	12,592
Prepaid expenses and other current assets	60,776	52,003
Total current assets	1,035,756	1,032,127
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	879,904	807,702
Operating lease right-of-use assets	759,225	690,250
Total property, plant, equipment and right-of-use assets	1,639,129	1,497,952
OTHER ASSETS
Goodwill	1,122,468	907,663
Other intangible assets	245,348	148,508
Deferred financing costs	1,393	1,684
Investment in joint ventures	135,019	130,340
Deposits and other	47,238	40,289
Total Assets	$4,226,351	$3,758,563

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$489,818	$422,029
Due to affiliates	91,298	70,104
Deferred revenue	16,480	7,272
Current operating lease liability	69,557	61,934
Current portion of notes payable	30,669	25,424
Total current liabilities	697,822	586,763
LONG-TERM LIABILITIES
Long-term finance lease liability	4,288	–
Long-term operating lease liability	776,329	707,001
Notes payable, net of current portion	1,301,862	1,064,495
Deferred tax liability, net	39,005	21,903
Other non-current liabilities	12,994	22,515
Total liabilities	2,832,300	2,402,677
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 value, 200,000,000 shares authorized; 78,646,805 and 77,399,615 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	8	8
Additional paid-in-capital	1,222,961	1,180,434
Accumulated other comprehensive loss	(5,504)	4,885
Accumulated deficit	(121,373)	(95,437)
Total RadNet, Inc.'s Stockholders' equity:	1,096,092	1,089,890
Noncontrolling interests	297,959	265,996
Total Equity	1,394,051	1,355,886
Total liabilities and equity	$4,226,351	$3,758,563

8

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

REVENUE
Service fee revenue	$592,589	$468,063	$1,137,807	$907,412
Revenue under capitation arrangements	30,131	30,167	60,544	62,217
Total service revenue	622,720	498,230	1,198,351	969,629
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	534,640	429,085	1,085,152	882,565
Lease abandonment charges	1,306	123	1,306	5,511
Depreciation and amortization	45,529	35,993	90,496	71,476
Loss (gain) on sale and disposal of equipment and other	1,117	1,724	3,708	2,126
Severance costs	660	426	2,124	1,173
Total operating expenses	583,252	467,351	1,182,786	962,851
INCOME (LOSS) FROM OPERATIONS	39,468	30,879	15,565	6,778
OTHER INCOME AND EXPENSES
Interest expense	18,153	17,189	35,810	34,428
Equity in earnings of joint ventures	(4,710)	(4,356)	(8,535)	(6,955)
Non-cash change in fair value of interest rate hedge	–	1,956	–	4,062
Debt restructuring and extinguishment expenses	3,368	–	3,368	–
Other (income) expenses	(3,960)	(7,764)	(8,867)	(15,476)
Total other (income) expenses	12,851	7,025	21,776	16,059
INCOME (LOSS) BEFORE INCOME TAXES	26,617	23,854	(6,211)	(9,281)
Provision for income taxes	(6,363)	(820)	1,733	2,578
NET INCOME (LOSS)	20,254	23,034	(4,478)	(6,703)
Net income (loss) attributable to noncontrolling interests	12,724	8,580	21,458	16,769
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$7,530	$14,454	$(25,936)	$(23,472)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.10	$0.19	$(0.33)	$(0.32)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.10	$0.19	$(0.33)	$(0.32)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	77,788,452	74,352,498	77,425,061	74,070,438
Diluted	78,731,021	75,531,743	77,425,061	74,070,438

9

RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,478)	$(6,703)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	90,496	71,476
Noncash operating lease expense	32,658	29,356
Equity in earnings of joint ventures, net of dividends	(4,679)	(1,267)
Amortization of deferred financing costs and loan discount	1,550	1,471
Loss on sale and disposal of equipment	3,708	2,126
Loss on extinguishment of debt	407	–
Lease abandonment charges	1,306	5,511
Amortization of cash flow hedge	–	2,712
Non-cash change in fair value of interest rate swap	–	4,062
Stock-based compensation	41,915	37,235
Change in fair value of contingent consideration	(393)	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(23,413)	(14,159)
Other current assets	(1,131)	22,381
Other assets	(7,443)	(2,544)
Deferred taxes	(3,784)	(3,511)
Operating leases	(29,238)	(34,726)
Deferred revenue	1,016	145
Accounts payable, accrued expenses and other	74,574	48,264
Net cash provided by operating activities	173,071	161,829
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions, net of cash acquired	(315,707)	(31,985)
Purchase of property and equipment and other	(126,215)	(101,776)
Proceeds from sale of equipment	744	40
Equity contributions in existing and purchase of interest in joint ventures	–	(20,480)
Collection of notes receivable	6,651	–
Net cash used in investing activities	(434,527)	(154,201)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(11,767)	(3,461)
Payments on Term Loan Debt	(11,140)	(10,252)
Proceeds from issuance of new debt, net of issuing costs	248,937	99,001
Purchase of noncontrolling interests by third party	–	2,389
Distributions paid to noncontrolling interests	(3,927)	(3,313)
Proceeds from issuance of common stock upon exercise of options	612	554
Net cash provided by financing activities	222,715	84,918
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,202)	586
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(40,943)	93,132
CASH AND CASH EQUIVALENTS, beginning of period	767,215	740,020
CASH AND CASH EQUIVALENTS, end of period	$726,272	$833,152

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$35,632	$35,018
Cash paid during the period for income taxes	$2,143	$2,428

10

RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA

(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income (loss) attributable to Radnet, Inc. common stockholders	$7,530	$14,454	$(25,936)	$(23,472)
Income taxes	6,363	820	(1,733)	(2,578)
Interest expense	18,153	17,189	35,810	34,428
Severance costs	660	426	2,124	1,173
Depreciation and amortization	45,529	35,993	90,496	71,476
Non-cash employee stock-based compensation	10,540	8,741	41,915	37,235
Loss (gain) on sale and disposal of equipment and other	1,117	1,724	3,708	2,126
Non-cash change in fair value of interest rate hedge	–	1,956	–	4,062
Other expenses (income)	(3,960)	(7,764)	(8,867)	(15,476)
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	5,110	4,787	9,670	8,349
Lease abandonment charges	1,306	123	1,306	5,511
Loss (gain) on extinguishment of debt and related expenses	3,368	–	3,368	–
Non-cash change to contingent consideration	(3,157)	–	(393)	–
Non-operational rent expenses	498	496	1,398	1,838
Acquisition transaction costs	6,599	2,301	10,053	2,973

Adjusted EBITDA - Radnet, Inc.	$99,656	$81,246	$162,919	$127,645

NOTE
Adjusted EBITDA - Imaging Center Segment	97,178	77,843	159,138	120,531
Adjusted EBITDA - Digital Health Segment	2,478	3,403	3,781	7,114

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PAYMENTS BY PAYOR CLASS

Second Quarter
2026

Commercial Insurance	57.2%
Medicare	24.2%
Capitation	4.8%
Medicaid	2.3%
Workers Compensation/Personal Injury	2.2%
Other*	9.2%
Total	100.0%

* Includes Management Fees, Digital Health Revenue and Heart Lung Health Revenue.

RADNET PAYMENTS BY MODALITY

	Second Quarter	Full Year	Full Year	Full Year
	2026	2025	2024	2023

MRI	38.5%	37.7%	37.1%	36.8%
CT	16.3%	15.6%	15.9%	16.8%
PET/CT	9.9%	8.8%	7.2%	6.4%
X-ray	5.0%	5.5%	6.0%	6.5%
Ultrasound	12.8%	13.5%	13.6%	12.9%
Mammography	14.2%	15.6%	16.4%	16.0%
Nuclear Medicine	0.9%	0.9%	1.0%	0.8%
Other	2.5%	2.5%	2.7%	3.9%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Second Quarter	Second Quarter
	2026	2025

MRI	593,143	490,299
CT	352,734	291,820
PET/CT	29,027	22,155
Nuclear Medicine	10,460	9,377
Ultrasound	776,541	701,917
Mammography	537,732	508,000
X-ray and Other	962,376	900,095

Total	3,262,013	2,923,663

* Volumes include wholly owned and joint venture centers.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended June 30,
	2026	2025(iv)

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$7,530	$14,454

Add/Subtract non-cash change in fair value of interest rate swaps (i)	–	1,956
Non-operational rent expenses (iii)	498	496
Non-Capitalized R&D - DeepHealth Cloud OS & Generative AI	5,110	4,787
Intangibles Amortization Expense - Digital Health Operating Segment (v)	6,838	2,032
Lease abandonment charge	1,306	123
Acquisition transaction costs	6,599	2,301
Change to contingent consideration	(3,157)	–
Debt restructing and extinguishment expenses (iv)	3,368	–
Total adjustments - loss (gain)	20,562	11,695
Subtract tax impact of Adjustments (ii)	(4,916)	(402)
Tax effected impact of adjustments	15,646	11,293

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	15,646	11,293

ADJUSTED NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	23,176	25,747

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	78,731,021	75,531,743

ADJUSTED DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.29	$0.34

(i)	Impact from the change in fair value of the swaps during the quarter. Excludes the recurring amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(ii)	Tax effected usi7ng 23.91% and 3.44% blended federal and state effective tax rate for the second quarter of 2026 and 2025, respectively.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Extraordinary expense related to the Company's successful June 2026 debt repricing and add-on transaction.
(v)	Intangible amortization expense related to the Digital Health operating segment.
(vi)	Adjusted from what was reported during last year's second quarter for an additional addback of $2,032,000 related to DeepHealth amortization of intangibles primarily resulting from recent acquisitions.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest Expense. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(4) We use Annual Recurring Revenue (“ARR”) as a key operating metric to evaluate the scale, growth and health of the recurring component of our Digital Health business. We define ARR as a key subscription-economy metric representing the predictable, normalized annualized value of contracted recurring revenue generated from active customer contracts. ARR includes subscription fees, recurring support fees and contracted usage charges, and excludes one-time or non-recurring fees, such as implementation fees, hardware sales, professional services, consulting and one-time training. ARR is determined based on the contractual terms of active customer arrangements and is not calculated by reference to revenue recognized under GAAP, deferred revenue or another GAAP financial measure. Accordingly, ARR is an operating metric and not a non-GAAP financial measure. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with, or to replace, either measure. ARR is not a forecast of future revenue, which may be affected by contract start and end dates, cancellations, renewal rates, customer usage and other factors. ARR does not have a standardized definition and may not be comparable to similarly titled measures presented by other companies.

(5) Net Debt to Adjusted EBITDA(1) Ratio is calculated by taking our Total Debt at par value less our cash balance divided by our Adjusted EBITDA(1). This amount excludes our joint venture partner’s proportionate share (51%) of the Net Debt of New Jersey Imaging Network.

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